UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report: April 1, 2005
(Date of earliest event reported)

AGILYSYS, INC.

(Exact name of registrant as specified in its charter)

Ohio	000-5734	34-0907152

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6065 Parkland Boulevard, Mayfield Heights, Ohio	44124

(Address of principal executive offices)	(ZIP Code)

Registrant’s telephone number, including area code: (440) 720-8500

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(b)	On April 1, 2005, Agilysys, Inc. issued a press release announcing the retirement of James L. Bayman from the Company’s board of directors. Mr. Bayman retired from the board of directors effective April 1, 2005. The press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.
(d)	On April 1, 2005, Agilysys, Inc. issued a press release announcing the appointment of Dr. Curtis J. Crawford to the Company’s board of directors, effective April 1, 2005. Dr. Crawford will serve the balance of Mr. Bayman’s current term, which will expire at the Company’s annual meeting of shareholders in July 2005. It is currently the intention of the board of directors to nominate Dr. Crawford for re-election at the 2005 annual meeting. Committee assignments for Dr. Crawford have not been determined as of the filing of this Form 8-K. The press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

99.1	Press release issued by Agilysys, Inc. dated April 1, 2005, announcing the appointment of Dr. Curtis J. Crawford to the Company’s board or directors and the retirement of James L. Bayman from the Company’s board of directors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AGILYSYS, INC.
By:	/s/ Steven M. Billick

Steven M. Billick Executive Vice President, Treasurer and Chief Financial Officer

Date: April 5, 2005

Exhibit Index

Exhibit Number	Description
99.1	Press release issued by Agilysys, Inc. dated April 1, 2005, announcing the appointment of Dr. Curtis J. Crawford to the Company’s board or directors and the retirement of James L. Bayman from the Company’s board of directors.